Exhibit 99.1

Martha Stewart Living Omnimedia Reports Fourth Quarter and Full Year 2011 Results

NEW YORK, March 1, 2012 /PRNewswire/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the fourth quarter and full year ended December 31, 2011. The Company reported revenue for the fourth quarter and full year 2011 of $61.7 million and $221.4 million, respectively.

Lisa Gersh, President and Chief Operating Officer, said, “Our fourth quarter results were in line with our expectations and underscore the importance of our work to return Martha Stewart Living Omnimedia to growth and profitability. We have assembled an energized team that is focused on delivering on our strategic priorities, and we anticipate beginning to show the benefits of our actions in the second half of 2012, with a strong emphasis on improved execution in our print advertising sales. We also anticipate revenue and margins in our merchandising business to show continued improvement this year, and see the longer-term outlook for this business as bullish in light of our new alliance with J.C. Penney and, as announced earlier this week, the extension of our relationship with The Home Depot through 2016.”

Fourth Quarter 2011 Summary

Revenues were $61.7 million in the fourth quarter of 2011, compared to $72.6 million in the fourth quarter of 2010, primarily due to lower advertising revenue that impacted both our publishing and broadcasting segments, as anticipated, partially offset by higher merchandising revenue.

Adjusted EBITDA for the fourth quarter of 2011 was $3.3 million, compared to $5.6 million in the prior year period.

Operating loss for the fourth quarter of 2011 was $(0.04) million compared with $3.4 million in the prior-year period. Included in the fourth quarter of 2011 was a $1.3 million restructuring charge related to severance costs and staffing adjustments.

Fourth quarter 2011 net income benefitted from approximately $5.0 million of other income, primarily reflecting a gain on the sale of the Company’s equity interest in WeddingWire.

Basic and diluted net income per share was $0.07 for the fourth quarter of 2011, compared to $0.08 and $0.07, respectively for the fourth quarter of 2010.

In December, the Company declared and paid a special one-time dividend of $0.25 per share aggregating $16.7 million, and paid off the remaining $6 million debt originating from the purchase of the assets related to Emeril Lagasse’s media and merchandising business. MSLO ended 2011 with $49.5 million in cash, cash equivalents and short-term investments.

Full-Year 2011 Summary

Revenues were $221.4 million in 2011, compared to $230.8 million in 2010.

Adjusted EBITDA for the full-year 2011 was a loss of $(4.0) million, compared to Adjusted EBITDA of $1.4 million in the prior year.

Operating loss for the full-year 2011 was $(18.6) million, compared to an operating loss of $(8.7) million in 2010. Included in the 2011 results were restructuring charges of $5.1 million.

Net loss per share was $(0.28) for the full-year 2011, compared to a net loss per share of $(0.18) in 2010, inclusive of the impacts of the restructuring charges which were partially offset by higher other income as noted above.

Fourth Quarter 2011 Results by Segment

	September 30,	September 30,
	Three Months Ended, December 31 (unaudited, in thousands)
	2011	2010
REVENUES
Publishing	$38,798	$44,627
Broadcasting	9,766	16,358
Merchandising	13,130	11,606

Total Revenues	$61,694	$72,591

ADJUSTED EBITDA
Publishing	$1,676	$4,714
Broadcasting	(763)	920
Merchandising	8,809	7,024
Corporate	(6,455)	(7,071)

Total Adjusted EBITDA	$3,267	$5,587

OPERATING INCOME/ (LOSS)
Publishing(1)	$886	$4,440
Broadcasting(1)	(1,126)	777
Merchandising(1)	8,776	6,848
Corporate(1)	(8,574)	(8,647)

Total Operating Income(1)	$(38)	$3,418

(1)	The Company recorded restructuring charges in the fourth quarter of 2011 totaling (in thousands) $1,324, allocated as follows: Publishing: $478; Broadcasting: $246; Merchandising: $13; and Corporate: $587.

Publishing

Revenues in the fourth quarter of 2011 were $38.8 million, compared to $44.6 million in the prior year’s fourth quarter, primarily due to lower print and digital advertising revenues.

Adjusted EBITDA was $1.7 million in the fourth quarter of 2011, compared to $4.7 million in the prior year’s quarter, primarily due to a decline in print and digital advertising sales. During January 2012, as part of a strategic move to align the Company’s sales and marketing team around its magazine brands, MSLO began to build out the ad sales team with the goal of capturing more ad dollars and expects to see the benefits of this investment in the second half of 2012.

Operating income was $0.9 million for the fourth quarter of 2011, compared to $4.4 million in the prior year’s quarter.

Highlights for the Quarter

•	According to comScore Unified data, unique visitors across MSLO’s websites increased 7% in the quarter compared to the prior-year period.

•	Subscriptions were up across all titles and each magazine delivered readers in excess of its rate base in the quarter.

•	Martha’s 75th book, Martha’s Entertaining, was published in October, followed by Everyday Food: Light in December.

•	Martha Stewart Living’s Egg Dyeing 101 app was named “Best Single-Purpose Educational App” at Advertising Age’s annual Media Vanguard Awards in November.

Broadcasting

Revenues in the fourth quarter of 2011 were $9.8 million, compared to $16.4 million in the fourth quarter of 2010, a decline that was anticipated in light of lower programming and advertising revenue.

Adjusted EBITDA was a loss of $(0.8) million for the fourth quarter of 2011 compared to adjusted EBITDA of $0.9 million in the prior year’s fourth quarter as cost reductions helped offset the decline in revenue.

Operating loss for the fourth quarter 2011 was $(1.1) million compared to operating income of $0.8 million in 2010.

Highlights for the Quarter

•	MSLO delivered 26 new episodes of Petkeeping with Marc Morrone, which began airing in January.

•	The primetime special Martha’s Halloween premiered on Hallmark Channel.

•	The Company extended its agreement to provide programming 24 hours a day, seven days a week on the Martha Stewart Living Radio channel on SiriusXM channel 110.

•

Martha will be hosting the 45th Pillsbury Bake-Off Contest with a series of segments leading up to the finals, and concluding with the announcement of the grand-prize winner via live broadcast on “The Martha Stewart Show” on Hallmark Channel on March 27.

Merchandising

Revenues were up 13% to $13.1 million for the fourth quarter of 2011, as compared to $11.6 million in the prior year’s fourth quarter, primarily due to strong sales of the Martha Stewart Living line at The Home Depot.

Adjusted EBITDA was $8.8 million for the fourth quarter of 2011, up from $7.0 million in the prior year’s fourth quarter.

Operating income was $8.8 million for the fourth quarter of 2011, up from $6.8 million in the fourth quarter of 2010.

Highlights for the Quarter

•

The Company announced a strategic alliance with J.C. Penney Company, Inc., joining forces to build distinct Martha Stewart stores in jcpenney department stores and to jointly develop an e-commerce site, featuring Martha Stewart products, know-how and advice. The stores and website are expected to launch in 2013. The alliance includes a 10-year commercial agreement and a $38.5 million strategic investment by J.C. Penney in MSLO which was completed in December 2011.

•	Under the Company’s new partnership with Avery, initial shipments of the new Martha Stewart Home Office™ product line were delivered to Staples® stores nationwide.

•	The Martha Stewart Living line at The Home Depot continued to perform well, with particularly strong sales in the specialty paint program, which was introduced in 2011, and in Holiday merchandise.

•	Performance in the quarter for the Martha Stewart Collection at Macy’s was driven by textiles.

•	Martha Stewart Pets marked its first anniversary at PetSmart registering strong growth across the entire product line, particularly in apparel, bedding and toys.

•	Emeril’s business benefited from two appearances on HSN in the quarter, as well as his first appearance on The Shopping Channel in Canada.

Corporate

Adjusted EBITDA reflects charges of $(6.5) million in the fourth quarter of 2011 compared to charges of $(7.1) million in the prior year’s quarter. Total Corporate expenses were $(8.6) million, including $(0.6) million of the total $(1.3) million restructuring charge, in the fourth quarter of 2011 compared to total Corporate expenses of $(8.6) million in the prior year’s quarter.

The Company will host a conference call with analysts and investors on March 1, 2012 at 8:30am EST that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through March 15, 2012.

About Martha Stewart Living Omnimedia, Inc.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into the following business segments: Publishing, Broadcasting, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.

Forward-Looking Statements

We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses, anticipated growth, including particularly statements with respect to margins, the success of our alliance with J.C. Penney and benefits from aligning our sales and marketing team, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to improve or renewed deterioration of such economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns to which our offerings are unable to respond; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; legal actions taken against us; and changes in government regulations affecting the Company’s industries.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov/. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Three Months Ended December 31,

(unaudited, in thousands, except share and per share data)

	September 30,	September 30,
	2011	2010
REVENUES
Publishing	$38,798	$44,627
Broadcasting	9,766	16,358
Merchandising	13,130	11,606

Total revenues	61,694	72,591

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	33,138	39,454
Selling and promotion	14,814	17,399
General and administrative	11,425	11,377
Depreciation and amortization	1,031	943
Restructuring charges	1,324	—

Total operating costs and expenses	61,732	69,173

OPERATING (LOSS) / INCOME	(38)	3,418
OTHER INCOME /(EXPENSE)
Interest expense, net	(218)	(4)
Gain on sale of short-term investments	—	1,109
Gain on equity securities	—	8
Net gain on sale of cost-based investment	7,647	—
Other-than-temporary loss on cost-based investments	(2,724)	—

Total other income	4,705	1,113

INCOME BEFORE INCOME TAXES	4,667	4,531
Income tax provision	(470)	(427)
NET INCOME	$4,197	$4,104

INCOME PER SHARE – BASIC AND DILUTED
Net income — Basic	$0.07	$0.08

Net income — Diluted	$0.07	$0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	59,014,889	54,512,490
Diluted	59,605,829	55,789,142

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Twelve Months Ended December 31,

(unaudited, in thousands, except share and per share data)

	September 30,	September 30,
	2011	2010
REVENUES
Publishing	$140,857	$145,573
Broadcasting	31,962	42,434
Merchandising	48,614	42,806

Total revenues	221,433	230,813

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	127,084	128,194
Selling and promotion	57,208	60,288
General and administrative	46,641	46,362
Depreciation and amortization	3,978	4,632
Restructuring charges	5,116	—

Total operating costs and expenses	240,027	239,476

OPERATING LOSS	(18,594)	(8,663)
OTHER INCOME /(EXPENSE)

	September 30,	September 30,
	2011	2010
Interest expense, net	(283)	(66)
Loss on sale of fixed asset	—	(647)
Gain on sale of short-term investments	—	1,512
Gain / (loss) on equity securities	15	(15)
Net gain on sale of cost-based investment	7,647	—
Other-than-temporary loss on cost-based investments	(2,724)	—

Total other income	4,655	784

LOSS BEFORE INCOME TAXES	(13,939)	(7,879)
Income tax provision	(1,580)	(1,717)
NET LOSS	$(15,519)	$(9,596)

LOSS PER SHARE — BASIC AND DILUTED
Net Loss	$(0.28)	$(0.18)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	55,880,896	54,440,490

Martha Stewart Living Omnimedia, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$38,453	$23,204
Short-term investments	11,051	10,091
Accounts receivable, net	48,237	59,250
Inventory	7,225	5,309
Deferred television production costs	—	2,413
Other current assets	4,858	4,772

Total current assets	109,824	105,039

PROPERTY, PLANT AND EQUIPMENT, net	13,396	14,507
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	45,215	46,547
OTHER NONCURRENT ASSETS, net	2,578	11,114

Total assets	$216,120	$222,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$23,728	$30,062
Accrued payroll and related costs	7,008	6,541
Current portion of deferred subscription revenue	16,018	18,734
Current portion of other deferred revenue	5,147	4,732
Current portion loan payable	—	1,500

Total current liabilities	51,901	61,569

DEFERRED SUBSCRIPTION REVENUE	3,975	4,529
OTHER DEFERRED REVENUE	2,333	1,413
LOAN PAYABLE	—	7,500
DEFERRED INCOME TAX LIABILITY	5,874	4,527
OTHER NONCURRENT LIABILITIES	4,090	3,743

Total liabilities	68,173	83,281

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000,000 shares authorized: 40,893,964 and 28,753,212 shares issued and outstanding in 2011 and 2010, respectively	409	288
Class B common stock, $0.01 par value, 150,000,000 shares authorized: 25,984,625 and 26,317,960 shares issued and outstanding in 2011 and 2010, respectively	260	263
Series A Preferred Stock, one share issued and outstanding in 2011	—	—
Capital in excess of par value	336,661	295,576
Accumulated deficit	(188,442)	(156,201)
Accumulated other comprehensive loss	(166)	(118)

	148,722	139,808

Less: class A treasury stock — 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	147,947	139,033

Total liabilities and shareholders’ equity	$216,120	$222,314

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Three Months Ended December 31,

(unaudited, in thousands)

The following table presents segment and consolidated financial information, including a reconciliation of net income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to net income, non-cash equity compensation, depreciation and amortization, restructuring charges, other income/(expense) and income taxes are added back to net income.

	September 30,	September 30,
	2011	2010

ADJUSTED EBITDA
Publishing	$1,676	$4,714
Broadcasting	(763)	920
Merchandising	8,809	7,024
Corporate	(6,455)	(7,071)

Adjusted EBITDA	3,267	5,587

NON-CASH EQUITY COMPENSATION
Publishing	82	69
Broadcasting	6	13
Merchandising	12	168
Corporate	850	976

Total Non-Cash Equity Compensation	950	1,226

DEPRECIATION AND AMORTIZATION
Publishing	230	205
Broadcasting	111	130
Merchandising	8	8
Corporate	682	600

Total Depreciation and Amortization	1,031	943

RESTRUCTURING CHARGES
Publishing	478	—
Broadcasting	246	—
Merchandising	13	—
Corporate	587	—

Total Restructuring Charges	1,324	—

OPERATING INCOME / (LOSS)
Publishing	886	4,440
Broadcasting	(1,126)	777
Merchandising	8,776	6,848
Corporate	(8,574)	(8,647)

Total Operating (loss) / income	(38)	3,418

OTHER INCOME / (EXPENSE)
Interest expense, net	(218)	(4)
Gain on sale of short-term investments	—	1,109
Gain on equity securities	—	8
Net gain on sale of cost-based investment	7,647	—
Other-than-temporary loss on cost-based investments	(2,724)	—

Total other income	4,705	1,113

INCOME BEFORE INCOME TAXES	4,667	4,531
Income tax provision	(470)	(427)

NET INCOME	$4,197	$4,104

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Twelve Months Ended December 31,

(unaudited, in thousands)

The following table presents segment and consolidated financial information, including a reconciliation of net income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to net loss, non-cash equity compensation, depreciation and amortization, restructuring charges, other income/(expense) and income taxes are added back to net loss.

	September 30,	September 30,
	2011	2010

ADJUSTED EBITDA
Publishing	$(4,180)	$4,329
Broadcasting	(3,603)	(470)
Merchandising	30,241	25,847
Corporate	(26,462)	(28,336)

Adjusted EBITDA	(4,004)	1,370

NON-CASH EQUITY COMPENSATION
Publishing	682	552
Broadcasting	67	230
Merchandising	224	803
Corporate	4,523	3,816

Total Non-Cash Equity Compensation	5,496	5,401

DEPRECIATION AND AMORTIZATION
Publishing	774	1,127
Broadcasting	470	878
Merchandising	32	43
Corporate	2,702	2,584

Total Depreciation and Amortization	3,978	4,632

RESTRUCTURING CHARGES
Publishing	828	—
Broadcasting	600	—
Merchandising	13	—
Corporate	3,675	—

Total Restructuring Charges	5,116	—

OPERATING (LOSS) / INCOME
Publishing	(6,464)	2,650
Broadcasting	(4,740)	(1,578)
Merchandising	29,972	25,001
Corporate	(37,362)	(34,736)

Total Operating Loss	(18,594)	(8,663)

OTHER INCOME / (EXPENSE)
Interest expense, net	(283)	(66)
Loss on sale of fixed asset	—	(647)
Gain on sale of short-term investments	—	1,512
Gain / (loss) on equity securities	15	(15)
Net gain on sale of cost-based investment	7,647	—
Other-than-temporary loss on cost-based investments	(2,724)	—

Total other income	4,655	784
LOSS BEFORE INCOME TAXES	(13,939)	(7,879)
Income tax provision	(1,580)	(1,717)

NET LOSS	$(15,519)	$(9,596)

CONTACT: Katherine Nash, Corporate Communications and Investor Relations, Martha Stewart Living Omnimedia, Inc.,

+1-212-827-8722, knash@marthastewart.com